CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our reports dated May 21, 2010 with respect to Dreyfus S&P STARS Opportunities Fund and February 25, 2010 with respect to Dreyfus Active MidCap Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Strategic Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
July 26, 2010